SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    October 2, 2014

XUN ENERGY, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-53466	90-0669916
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
12759 NE Whitaker Way, #C453 Portland, OR		97230
(Address of principal executive offices)		(Zip Code)

(775) 200-0505
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On October 2, 2014 Weinberg & Baer LLC (“W&B”) resigned as our independent registered public accounting firm due to partner rotation regulations and the small size of W&B. On October 3, 2014 our board of directors engaged Anton & Chia, LLP (“A&C”) as our independent registered public accounting firm, effective as of October 3, 2014.

W&B’s report on our financial statements for each of the past two fiscal years ended May 31, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

During the fiscal years ended May 31, 2014 and 2013 and the subsequent interim period through October 2, 2014, there were no: (i) disagreements with W&B on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to the satisfaction of W&B, would have caused W&B to make reference to the matter in their report, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended May 31, 2014 and 2013 and the subsequent interim period through October 2, 2014, neither we nor anyone acting on our behalf consulted A&C regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01

EXHIBITS

(d) Exhibits

Exhibits filed as part of this Current Report are as follows:

Exhibit No.	Exhibit Description

10.1	Resignation Letter of Weinberg & Baer LLC dated October 2, 2014

16.1	Letter from Weinberg & Baer LLC dated October 6, 2014 regarding changes in Registrant’s certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

XUN ENERGY, INC.

Date:  October 7, 2014

By:  /s/ Jerry G. Mikolajczyk

Name:  Jerry G. Mikolajczyk

Title:  President and Chief Executive Officer